Northrim BanCorp, Inc.

Contact:	Joe Schierhorn, Chief Financial Officer (907) 261-3308

Exhibit 99.1

NEWS RELEASE

Northrim BanCorp Reports Record Second Quarter Profits of $3.1 Million, or $0.51 Per
Share

ANCHORAGE, AK—July 25, 2007—Northrim BanCorp, Inc. (NASDAQ: NRIM) today reported second quarter profits driven by a year-over-year increase in net interest margin and growth in core deposits and other operating income. Second quarter net income increased 7% to $3.1 million, or $0.51 per diluted share, compared to $2.9 million, or $0.47 per diluted share, in the second quarter of 2006. All per share results reflect the 5% stock dividend distributed to shareholders on September 1, 2006. For the first half of 2007, Northrim earned $5.9 million, or $0.94 per diluted share compared to $5.8 million or $0.94 per diluted share in the like period a year ago.

“The Alaska economy continues to benefit from higher energy prices, as well as higher prices for gold, silver zinc and other natural resources,” said Marc Langland, Chairman, President, and CEO. “New exploration is accelerating throughout the state and this winter’s employment on the North Slope reached levels not seen since the early 1980s.”

“One of the highlights of our second quarter was reaching agreement to acquire Alaska First Bank & Trust,” Langland continued. “While the transaction is a relatively small one for us, it brings more than $47 million in core deposits and two complementary branches that strengthen our position in the greater Anchorage market. We expect the transaction to close in October and for the acquisition to begin contributing to our earnings in early 2008.”

FINANCIAL HIGHLIGHTS (at or for the three-month periods ended June 30, 2007, compared to June 30, 2006)

•	Net interest margin was 5.94% up 12 basis points from the second quarter a year ago.

•	Revenues grew 12% to $15.1 million, fueled by a 37% rise in other operating income.

•	Book value per share grew 11% to $16.13 and tangible book value grew 13% to $15.03 per share.

•	Quarterly cash dividends increased 20% from a year ago to $0.15 per share. Northrim has increased its cash dividend at a 14% compounded annual growth rate since the company initiated dividend payments in 1995.

•	Core deposits grew 6% for the year, with money market balances up 41%.

REVIEW OF OPERATIONS

Revenue (net interest income plus noninterest income) grew 12% to $15.1 million in the second quarter of 2007, compared to $13.5 million in the second quarter of 2006. Net interest income before the provision for loan losses grew 7% to $12.4 million in the second quarter of 2007 from $11.5 million in the same quarter a year ago. Year-to-date revenue increased 10% to $28.8 million from $26.2 million in the first half of 2006. Net interest income before provision for loan losses grew 7% to $24.5 million in the first six months of 2007 from $22.8 million in the first half of last year.

“Core deposit growth generated by the success of our High Performance Checking program and continued growth in our business banking relationships are helping to moderate the impact of the flat yield curve on our margin,” said Joe Schierhorn, CFO. Net interest margin (net interest income as a percentage of average earning assets on a tax equivalent basis) was 5.94% in the second quarter of 2007, compared to 5.82% in the second quarter a year ago. Net interest margin for the first half of 2006 was 5.99% compared to 5.81% in the first half of 2006.

“We significantly increased our provision for loan losses to account for higher levels of nonperforming loans compared to a year ago,” said Schierhorn. The loan loss provision in the second quarter totaled $1.3 million compared to $860,000 in the second quarter of 2006. Second quarter net interest income after the provision for loan losses grew 4% to $11.1 million from $10.7 million a year ago. Year-to-date, the loan loss provision was $1.8 million up from $914,000 in the first half of 2006. Net interest income after provision for loan losses also grew 4% to $22.7 million in the first six months of 2007 compared to $21.9 million in the like period a year ago.

Other operating income continues to grow, fueled by the growing number of new checking accounts opened during the past year, introduction of new services that are generating strong fee income, and improved performance by Northrim’s affiliates. Total other operating income increased 37% in the second quarter of 2007 to $2.7 million and rose 28% year-to-date to $4.3 million. Deposit account service charge income increased 82% to $892,000 in the second quarter and 43% to $1.4 million in the first six months of 2007, reflecting the growth in new accounts and the introduction of new overdraft options for customers. Purchased receivable income grew 43% to $649,000 in the second quarter and 40% to $1.1 million year-to-date. ”We continue to introduce new services to our customers that help us strengthen and deepen the relationship we have with them,” said Chris Knudson, Chief Operating Officer. “In doing so, we are also diversifying our revenue stream and building new sources of income.”

Operating expenses rose 12% in both the second quarter and first six months of 2007 with compensation, internet banking, training costs, and professional fees accounting for the majority of the increase. In addition, the company incurred a $245,000 loss on one of its purchased receivable accounts in the first quarter ended March 31, 2007, that was included in other expenses for the six month period ended June 30, 2007. Noninterest expense in the second quarter of 2007 was $8.6 million compared to $7.7 million in the second quarter a year ago. Noninterest expense in the first six months of 2007 was $17.6 million compared to $15.7 million a year ago.

“We continue to make investments in our people and infrastructure to broaden our delivery channels and build the skills of our banking professionals,” said Knudson. The efficiency ratio during the second quarter of 2007 was 56.61% down from 64.01% in the first quarter and up slightly from 56.36% a year ago. In the first six months of the year, the efficiency ratio was 60.15% compared to 58.91% in the first half of 2006. The efficiency ratio, calculated by dividing noninterest expense, excluding intangible asset amortization expense, by net interest income and noninterest income, measures overhead costs as a percentage of total revenues.

BALANCE SHEET PERFORMANCE

Northrim continued to increase its total assets, reaching $947 million at June 30, 2007, compared to $879 million a year ago, with portfolio investments up 36% and purchased receivables up 7%, offsetting a 4% decline in total loans.

The loan portfolio totaled $700 million at June 30, 2007, compared to $728 million at June 30, 2006. Commercial loans, which account for 41% of the portfolio, dropped 8% and commercial real estate loans, which account for 33% of the portfolio, declined by 3% from a year ago due to continued refinance activity and management’s decision to reduce risk levels in the portfolio. Consumer loans, which account for 6% of the portfolio, grew 12% compared to a year ago, as a result of the growth in overall consumer accounts.

Asset quality showed a small improvement over the immediate prior quarter, although nonperforming assets were higher than last year at this time and loan charge-offs also increased significantly compared to last year. “We believe these loans are well secured, and we continue to work with our customers to bring non-performing loans current,” said Joe Beedle, Executive Vice President and Chief Lending Officer.

Total nonperforming assets were $10.6 million, or 1.12% of total assets at June 30, 2007, down from $11.0 million, or 1.21% of total assets at March 31, 2007, and up from $6.5 million, or 0.74% a year ago. Nonperforming loans were $9.9 million, or 1.41% of total loans at quarter end, compared to $10.2 million or 1.42% of total loans at March 31, 2007, and $6.5 million, or 0.90% of total loans a year ago.

The allowance for loan losses totaled $11.8 million, or 1.69% of gross loans at quarter end, compared to $11.6 million, or 1.59% of gross loans, at June 30, 2006. Net charge-offs in the quarter were 58 basis points as a percentage of total loans, compared to 1 basis point a year ago.

Total deposits increased 6% to $808 million at June 30, 2007, compared to $761 million a year earlier. “Overall growth in deposits is a direct result of the success of our High Performance Checking program, and the changing mix of deposits reflects the current interest rate environment,” said Knudson. “Because of the success we’ve had with our deposit gathering programs, we have been able to replace a number of higher priced CDs with organic core deposits. We believe the acquisition of Alaska First will further enhance our core deposit base.”

At the end of the second quarter, money market balances account for 26% of total deposits, up from 19% a year ago. Alaska CDs, a unique and flexible certificate of deposit, accounted for 22% of total deposits compared to 27% a year ago, and non interest bearing demand deposits represented 23% of the mix compared to 25% a year ago.

Shareholders’ equity increased 11% to $98 million, or $16.13 per share, at June 30, 2007, compared to $88 million, or $14.48 per share, at June 30, 2006. Tangible book value per share at quarter-end was $15.03 compared to $13.31 a year earlier. All per share calculations reflect the 5% stock dividend paid to shareholders on September 1, 2006.

Northrim BanCorp will be presenting at the Howe Barnes Hoefer and Arnett 12th Annual Bank Conference in Chicago on August 13 and 14. For more information visit the company’s website at www.northrim.com.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, a commercial bank that provides personal and business banking services through locations in Anchorage, Eagle River, Wasilla, and Fairbanks, Alaska, and an asset based lending division in Washington. The bank differentiates itself with a “Customer First Service” philosophy. Affiliated companies include Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

Income Statement
(Dollars in thousands, except per share data)
	Quarter Ended June 30:

	2007	2006	% Change

(unaudited)		(unaudited)	(unaudited)
Interest Income:
Interest and fees on loans	$16,936	$16,288	4%
Interest on portfolio investments	978	597	64%
Interest on overnight investments	459	78	488%

Total interest income	18,373	16,963	8%
Interest Expense:
Interest expense on deposits	5,534	4,968	11%
Interest expense on borrowings	452	469	-4%

Total interest expense	5,986	5,437	10%

Net interest income	12,387	11,526	7%
Provision for loan losses	1,333	860	55%

Net interest income after	11,054	10,666	4%
provision for loan losses
Other Operating Income:
Service charges on deposit accounts	892	490	82%
Purchased receivable income	649	453	43%
Employee benefit plan income	314	385	-18%
Equity in earnings from mortgage affiliate	174	148	18%
Other income	641	475	35%

Total other operating income	2,670	1,951	37%
Other Operating Expense:
Salaries and other personnel expense	5,161	4,671	10%
Occupancy, net	620	597	4%
Equipment expense	365	357	2%
Intangible asset amortization expense	100	120	-17%
Other expense	2,378	1,970	21%

Total other operating expense	8,624	7,715	12%
Income before income taxes	5,100	4,902	4%
and minority interest	—	—	—
Minority interest in subsidiaries	80	103	-22%

Pre tax income	5,020	4,799	5%

Provision for income taxes	1,878	1,860	1%

Net income	$3,142	$2,939	7%

Basic EPS	$0.51	$0.48	6%
Diluted EPS	$0.51	$0.47	9%
Average basic shares	6,128,254	6,112,476	0%
Average diluted shares	6,221,803	6,197,828	0%

Income Statement
(Dollars in thousands, except per share data)
			Six Months Ended June 30:

			2007	2006	% Change

Interest Income:			(unaudited)	(unaudited)	(unaudited)
	Interest and fees on loans		$33,757	$31,564	7%
	Interest on portfolio investments		1,985	1,126	76%
	Interest on overnight investments		613	337	82%

		Total interest income	36,355	33,027	10%
Interest Expense:
	Interest expense on deposits		10,962	9,364	17%
	Interest expense on borrowings		903	838	8%

		Total interest expense	11,865	10,202	16%

		Net interest income	24,490	22,825	7%
Provision for loan losses			1,788	914	96%

		Net interest income after provision for loan losses	22,702	21,911	4%
Other Operating Income:
	Service charges on deposit accounts		1,396	974	43%
	Purchased receivable income		1,076	766	40%
	Employee benefit plan income		571	558	2%
	Equity in earnings from mortgage affiliate		188	155	21%
	Other income		1,101	926	19%

		Total other operating income	4,332	3,379	28%
Other Operating Expense:
	Salaries and other personnel expense		10,416	9,436	10%
	Occupancy, net		1,318	1,238	6%
	Equipment expense		707	698	1%
	Intangible asset amortization expense		221	241	-8%
	Other expense		4,894	4,066	20%

		Total other operating expense	17,556	15,679	12%
		Income before income taxes and minority interest	9,478	9,611	-1%

Minority interest in subsidiaries			130	148	-12%

		Pre tax income	9,348	9,463	-1%

Provision for income taxes			3,477	3,629	-4%

		Net income	$5,871	$5,834	1%

		Basic EPS	$0.96	$0.95	1%
		Diluted EPS	$0.94	$0.94	0%
		Average basic shares	6,136,184	6,110,999	0%
		Average diluted shares	6,233,083	6,192,599	1%

Balance Sheet
(Dollars in thousands, except per share data)
June 30,		December 31,	June 30,	Annual
	2007	2006	2006	% Change

(unaudited)			(unaudited)	(unaudited)
Assets:
Cash and due from banks	$27,020	$25,565	$30,882	-13%
Overnight investments	74,231	18,717	6,810	990%
Portfolio investments	79,445	100,325	58,532	36%
Loans:
Commercial loans	286,574	287,155	312,526	-8%
Commercial real estate	232,463	237,599	238,657	-3%
Construction loans	138,352	153,059	139,825	-1%
Consumer loans	44,605	42,140	39,703	12%
Other loans	884	126	481	84%
Unearned loan fees	(2,754)	(3,023)	(3,104)	-11%

Total loans	700,124	717,056	728,088	-4%
Allowance for loan losses	(11,841)	(12,125)	(11,581)	2%

Net loans	688,283	704,931	716,507	-4%
Purchased receivables, net	22,295	21,183	20,854	7%
Premises and equipment, net	12,962	12,874	11,618	12%
Intangible assets	6,683	6,903	7,148	-7%
Other assets	36,362	35,122	26,946	35%
Total assets	$947,281	$925,620	$879,297	8%

Liabilities and Shareholders’ Equity:
Demand deposits	$186,903	$206,343	$191,537	-2%
Interest-bearing demand	82,883	89,476	74,818	11%
Savings deposits	55,272	48,330	48,166	15%
Alaska CDs	181,159	207,492	203,388	-11%
Money market deposits	206,929	157,345	146,639	41%
Time deposits	94,625	85,918	96,289	-2%

Total deposits	807,771	794,904	760,837	6%
Borrowings	11,294	6,502	6,234	81%
Junior subordinated debentures	18,558	18,558	18,558	0%
Other liabilities	11,470	10,209	5,266	118%

Total liabilities	849,093	830,173	790,895	7%
Minority interest in subsidiaries	26	29	25	4%
Shareholders' equity	98,162	95,418	88,377	11%
Total liabilities and equity	$947,281	$925,620	$879,297	8%

Financial Ratios and Other Data
(Dollars in thousands, except per share data)
June 30,		December 31,	June 30,
	2007	2006	2006

(unaudited)		(unaudited)	(unaudited)
Asset Quality:
Non accrual loans	$5,268	$5,176	$4,686
Loans 90 days past due	4,579	708	1,846
Restructured loans	36	748	—

Total non-performing loans	9,883	6,632	6,532
Other real estate owned	717	717	—
Total non-performing assets	$10,600	$7,349	$6,532

Non-performing loans / portfolio loans	1.41%	0.92%	0.90%
Non-performing assets / assets	1.12%	0.79%	0.74%
Allowance for loan losses / portfolio loans	1.69%	1.69%	1.59%
Allowance / non-performing loans	119.81%	182.83%	177.30%
Loan (recoveries) charge-offs, net for the quarter	$1,345	$1,322	$149
Loan (recoveries) charge-offs, net year-to-date	$2,072	$1,145	$39
Net loan (recoveries) charge-offs / average loans, annualized	0.58%	0.16%	0.01%
Capital Data (At quarter end):
Book value per share	$16.13	$15.61	$14.48
Tangible book value per share	$15.03	$14.48	$13.31
Tier 1 / Risk Adjusted Assets	13.22%	12.95%	12.31%
Total Capital / Risk Adjusted Assets	14.47%	14.21%	13.56%
Tier 1 /Average Assets	11.91%	11.71%	11.59%
Shares outstanding	6,085,572	6,114,247	6,102,106
Unrealized gain (loss) on AFS securities, net of income taxes	($253)	($287)	($692)
Profitability Ratios (For the quarter):
Net interest margin (tax equivalent)	5.94%	6.11%	5.82%
Efficiency ratio*	56.61%	53.30%	56.36%
Return on average assets	1.36%	1.60%	1.35%
Return on average equity	12.79%	15.55%	13.38%
Profitability Ratios (Year-to-date):
Net interest margin (tax equivalent)	5.99%	5.89%	5.81%
Efficiency ratio*	60.15%	55.97%	58.91%
Return on average assets	1.30%	1.46%	1.36%
Return on average equity	12.14%	14.45%	13.54%
*excludes intangible asset amortization expense

Average Balances
(Dollars in thousands, except per share data)
June 30,		December 31,	June 30,	Annual
	2007	2006	2006	% Change

(unaudited)		(unaudited)	(unaudited)	(unaudited)
Average Quarter Balances
Loans	$719,643	$703,678	$725,776	-1%
Total earning assets	839,214	831,314	796,926	5%
Total assets	927,064	917,559	873,654	6%
Non-interest bearing deposits	191,603	198,193	176,480	9%
Interest bearing deposits	596,934	590,184	573,867	4%
Total deposits	788,537	788,377	750,347	5%
Shareholders' equity	98,532	94,149	88,072	12%
Average Year-to-date Balances — unaudited
Loans	$717,542	$712,130	$717,263	0%
Total earning assets	827,216	810,946	794,980	4%
Total assets	913,884	888,697	868,148	5%
Non-interest bearing deposits	185,861	185,959	176,466	5%
Interest bearing deposits	590,513	579,569	570,988	3%
Total deposits	776,374	765,528	747,454	4%
Shareholders' equity	97,527	89,797	86,912	12%

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectibility of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

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